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                                                                      EXHIBIT 16

                    SCHEDULE OF COMPUTATION OF YIELD FIGURES

I. Current Yield
 A. Current Yield is calculated as follows:

     Net investment income per Share for the seven day period
i.   -------------------------------------------------------- = Base Period
     Value of account at beginning of seven day period          Return


   ii. Base Period Return X 365/7 = Current Yield

 B. Calculation of Current Yield for Seven Day Period Ended 2/28/97:

   i. Massachusetts:

                                        .0005354      365
        All Series                    (----------) X  --- = 2.79%
                                          1.00         7    ====

   ii. New York:

        Service and Distribution        .0005477      365
        Plan Series                   (----------) X  --- = 2.86%
                                          1.00         7    ====


        Institutional                   .0005488      365
        Series                        (----------) X  --- = 2.86%
                                          1.00         7    ====

II. Effective Yield

 A. Effective Yield is calculated as follows:

              (Base Period Return + 1) /365/7/ - 1 = Effective Yield

 B. Calculation of Effective Yield for Seven Day Period ended 2/28/97:

    i. Massachusetts:

                                        .0005354       /365/7/
        All Series                  [ (----------) + 1 ]       - 1 = 2.83%
                                          1.00                       =====

   ii. New York:

        Service and Distribution        .0005477       /365/7/
        Plan Series                 [ (----------) + 1 ]       - 1 = 2.90%
                                          1.00                       =====


                                        .0005488       /365/7/
        Institutional Series        [ (----------) + 1 ]       - 1 = 2.90%
                                          1.00                       =====

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III. Taxable Equivalent Yield

  Based on a combined federal and state income tax rate of 47.0% for Massachu-setts and 43.5% for New York, the Taxable Equivalent Yields for the Massachu-setts and New York Funds for the Seven Day Period Ended 2/28/97 are:

     Massachusetts:

                                                    2.79%
         All Series                                -------- = 5.26%
                                                  (1 - .470)  =====

     New York:

                                                    2.86%
         All Series                                -------- = 5.06%
                                                  (1 - .435)  =====


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